UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-417337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	2019 Annual Meeting of Shareholders

On February 12, 2019, Beacon Roofing Supply, Inc. (the “Company”) held its Annual Meeting of Shareholders.

(b)	Voting Results

Proposal No. 1 - Shareholders elected twelve directors to hold office until the 2020 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	64,924,313	2,325,294	3,833,274
Paul M. Isabella	66,340,754	908,853	3,833,274
Carl T. Berquist	66,471,078	778,529	3,833,274
Barbara G. Fast	66,778,514	471,093	3,833,274
Richard W. Frost	63,011,875	4,237,732	3,833,274
Alan Gershenhorn	63,975,054	3,274,553	3,833,274
Philip W. Knisely	65,317,801	1,931,806	3,833,274
Robert M. McLaughlin	66,470,917	778,690	3,833,274
Neil S. Novich	66,359,430	890,177	3,833,274
Stuart A. Randle	63,479,246	3,770,361	3,833,274
Nathan K. Sleeper	65,319,082	1,930,525	3,833,274
Douglas L. Young	63,977,221	3,272,386	3,833,274

Proposal No. 2 - Shareholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The final votes were:

For	70,376,416
Against	403,250
Abstain	303,215
Broker Non-Votes	-

Proposal No. 3 – Shareholders approved the compensation for the Company’s named executive officers as presented in in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 10, 2019 on a non-binding, advisory basis. The final votes were:

For	65,166,209
Against	1,873,133
Abstain	210,265
Broker Non-Votes	3,833,274

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 15, 2019	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer